UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
April 28, 2011
(Date of earliest event reported)

SOUTH JERSEY INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

New Jersey	1-6364	22-1901645
(State of incorporation)	( Commission File Number)	(IRS employer identification no.)

1 South Jersey Plaza, Folsom, New Jersey 08037
(Address of principal executive offices, including zip code)

(609) 561-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The board of directors of South Jersey Industries, Inc. (“SJI”) amended SJI’s bylaws (Article II, Section 2.1) to decrease the size of the board of directors from 11 to 9 members at its April 28, 2011 board meeting. A copy of amended bylaws are attached hereto as Exhibit 3.1 and are hereby incorporated by reference.

Item 5.07  Submission of Matters to a Vote of Security Holders

Our annual meeting of shareholders was held on April 28, 2011. The proposals voted upon at the annual meeting, as well as the voting results for each proposal, including the numbers of votes cast for, against or withheld, and the number of abstentions and broker non-votes, are set forth below.

•
Proposal 1: Election of Board of Director’s three nominees as Class III directors and three nominees as Class I directors, all with terms expiring in 2012. All nominees were elected by the shareholders.

Class III directors (term expiring 2012) were elected as follows:

	For	Withheld	Broker Non-Vote
Victor A. Forkiewicz	22,249,143	143,466	7,491,214
Edward J. Graham	21,190,682	1,201,927	7,491,214
Shahid Malik	22,214,153	178,456	7,491,214

Class I directors (term expiring 2012) were elected as follows:

	For	Withheld	Broker Non-Vote
Keith S. Campbell	21,339,847	1,052,762	7,491,214
Walter M. Higgins III	22,237,692	154,917	7,491,214
Joseph H. Petrowski	22,249,558	143,051	7,491,214

•	Proposal 2: Advisory vote on the Company’s executive compensation. The shareholders approved this proposal.

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,374,183	511,379	507,046	7,491,215

•	Proposal 3: Advisory vote on frequency of future advisory votes on executive compensation.

3 Years	2 Years	1 Year	Abstentions	Broker Non-Votes
2,809,822	390,518	18,634,669	557,849	7,490,965

•	Proposal 4: The appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 2011. Shareholders approved this proposal.

Votes For	Votes Against	Abstentions	Broker Non-Votes
25,845,120	1,094,453	91,442	2,852,808

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

3.1	Bylaws of South Jersey Industries, Inc. as amended and restated through April 28, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SOUTH JERSEY INDUSTRIES, INC.

Date: May 2, 2011	By: /s/ David A. Kindlick
David A. Kindlick
Vice President & Chief Financial Officer